Exhibit 99.1
News Release
USA Compression Partners, LP
111 Congress Avenue, Suite 2400
Austin, Texas 78701
usacompression.com
USA Compression Partners, LP Reports Fourth Quarter 2019 Results; Provides 2020 Outlook
AUSTIN, Texas, February 18, 2020 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for the fourth quarter 2019.
Fourth Quarter 2019 Highlights

•	Total revenues were $178.2 million for the fourth quarter 2019, compared to $172.0 million for the fourth quarter 2018.

•	Net income was $9.3 million for the fourth quarter 2019, compared to $10.2 million for the fourth quarter 2018.

•	Net cash provided by operating activities was $91.7 million for the fourth quarter 2019, compared to $93.1 million for the fourth quarter 2018.

•	Adjusted EBITDA was $109.2 million for the fourth quarter 2019, compared to $103.3 million for the fourth quarter 2018.

•	Distributable Cash Flow was $58.0 million for the fourth quarter 2019, compared to $56.4 million for the fourth quarter 2018.

•	Announced cash distribution of $0.525 per common unit for the fourth quarter 2019, consistent with the fourth quarter 2018.

•	Distributable Cash Flow Coverage was 1.14x for the fourth quarter 2019, compared to 1.19x for the fourth quarter 2018.
“The fourth quarter wrapped up a solid year of operating and financial performance for USA Compression, highlighting the stability in our contract compression services business, as we maintained strong utilization across the fleet while increasing pricing and continuing to achieve very attractive operating margins,” commented Eric D. Long, USA Compression’s President and Chief Executive Officer. “As we executed on a reduced capital spending program throughout the year, we continued to focus our efforts on selective new projects with established, well-capitalized customers under long term fee-based contracts. We also managed our leverage profile and Distributable Cash Flow coverage, positioning USA Compression for a great start to 2020.”
He continued, “As we look ahead to 2020, we anticipate some moderation in overall industry activity levels, and accordingly, have reduced our expected capital spending program. We currently have 56,500 large horsepower on order for delivery in 2020, which is down more than 50 percent from the full year 2019 level. While we believe the macro factors driving global natural gas demand continue to be favorable for infrastructure investment in the United States, we are taking a cautious approach with respect to spending, including the avoidance of issuing additional equity. We expect this restraint will provide us the ability to pursue high-quality projects and customers, continue our focus on lowering leverage and building Distributable Cash Flow coverage, all while continuing to drive strong and stable financial performance for our unitholders.”
Expansion capital expenditures were $33.4 million, maintenance capital expenditures were $7.8 million and cash interest expense, net was $31.0 million for the fourth quarter 2019.
On January 16, 2020, the Partnership announced a fourth quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 7, 2020 to common unitholders of record as of the close of business on January 27, 2020. For the fourth quarter 2019, the Partnership’s Distributable Cash Flow Coverage was 1.14x.

Operational and Financial Data

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019
Operational data:
Fleet horsepower (at period end)	3,682,968	3,678,804	3,597,097	3,682,968
Revenue generating horsepower (at period end)	3,310,024	3,278,947	3,262,470	3,310,024
Average revenue generating horsepower	3,308,392	3,258,125	3,274,201	3,279,374
Revenue generating compression units (at period end)	4,559	4,546	4,629	4,559
Horsepower utilization (at period end) (1)	93.7%	93.7%	94.0%	93.7%
Average horsepower utilization (for the period) (1)	93.9%	93.9%	93.8%	94.1%

Financial data ($ in thousands, except per horsepower data):
Revenue	$178,188	$175,756	$171,977	$698,365
Average revenue per revenue generating horsepower per month (2)	$16.82	$16.73	$16.42	$16.65
Net income	$9,281	$13,315	$10,185	$39,132
Operating income	$43,801	$46,164	$36,567	$168,384
Net cash provided by operating activities	$91,700	$61,294	$93,140	$300,580
Gross operating margin (3)	$121,578	$118,333	$116,430	$471,062
Gross operating margin percentage	68.2%	67.3%	67.7%	67.5%
Adjusted EBITDA (3)	$109,228	$104,327	$103,256	$419,640
Adjusted EBITDA percentage	61.3%	59.4%	60.0%	60.1%
Distributable Cash Flow (3)	$58,021	$54,933	$56,421	$221,868
________________________________

(1)
Horsepower utilization is calculated as (i) the sum of (a) revenue generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract, not yet generating revenue and that is subject to a purchase order, divided by (ii) total available horsepower less idle horsepower that is under repair.

Horsepower utilization based on revenue generating horsepower and fleet horsepower was 89.9%, 89.1% and 90.7% at December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 89.8%, 88.9% and 91.0% for the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively. Average horsepower utilization based on revenue generating horsepower and fleet horsepower was 89.8% for the year ended December 31, 2019.

(2)
Calculated as the average of the result of dividing the contractual monthly rate for all units at the end of each month in the period by the sum of the revenue generating horsepower at the end of each month in the period.

(3)
Gross operating margin, Adjusted EBITDA and Distributable Cash Flow are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.

Liquidity and Long-Term Debt
As of December 31, 2019, the Partnership was in compliance with all covenants under its $1.6 billion revolving credit facility. As of December 31, 2019, the Partnership had outstanding borrowings under the revolving credit facility of $402.7 million, $1.2 billion of borrowing base availability and, subject to compliance with the applicable financial covenants, available borrowing capacity of $484.4 million. As of December 31, 2019, the outstanding aggregate principal amount of the Partnership’s 6.875% senior notes due 2026 and 6.875% senior notes due 2027 was $725.0 million and $750.0 million, respectively.

Full-Year 2020 Outlook
USA Compression is providing its full-year 2020 guidance as follows:

•	Net income range of $40.0 million to $60.0 million;

•
A forward-looking estimate of net cash provided by operating activities is not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow;

•	Adjusted EBITDA range of $415.0 million to $435.0 million; and

•	Distributable Cash Flow range of $210.0 million to $230.0 million.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth quarter 2019 performance. The call will be broadcast live over the Internet. Investors may participate either by phone or audio webcast.

By Phone:
Dial 800-367-2403 inside the U.S. and Canada at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call.  Investors outside the U.S. and Canada should dial 334-777-6978. The conference ID for both is 3058537.

A replay of the call will be available through February 28, 2020. Callers inside the U.S. and Canada may access the replay by dialing 888-203-1112. Investors outside the U.S. and Canada should dial 719-457-0820. The conference ID for both is 3058537.

By Webcast:
Connect to the webcast via the “Events” page of USA Compression’s Investor Relations website at http://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About USA Compression Partners, LP
USA Compression Partners, LP is a growth-oriented Delaware limited partnership that is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers and transporters of natural gas and crude oil. USA Compression focuses on providing natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of gross operating margin, Adjusted EBITDA, Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis both as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year and budget. The Partnership defines EBITDA as net income before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of compression equipment, impairment of goodwill, interest income on capital lease, unit-based compensation expense, severance charges, certain transaction fees, loss (gain) on disposition of assets and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of its financial statements, such as investors and commercial banks, to assess:

•	the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets;

•	the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;

•	the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and

•	the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes that Adjusted EBITDA provides useful information to investors because, when viewed with GAAP results and the accompanying reconciliations, it provides a more complete understanding of the Partnership’s performance than GAAP results alone.

Management also believes that external users of its financial statements benefit from having access to the same financial measures that management uses in evaluating the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.
Gross operating margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes that gross operating margin is useful as a supplemental measure of the Partnership’s operating profitability. Gross operating margin is impacted primarily by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume and per unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units and property tax rates on compression units. Gross operating margin should not be considered an alternative to, or more meaningful than, operating income, its most directly comparable GAAP financial measure, or any other measure of financial performance presented in accordance with GAAP. Moreover, gross operating margin as presented may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its costs. To compensate for the limitations of gross operating margin as a measure of the Partnership’s performance, management believes that it is important to consider operating income determined under GAAP, as well as gross operating margin, to evaluate the Partnership’s operating profitability. A reconciliation of gross operating margin to operating income is provided in this news release.
Distributable Cash Flow is defined as net income plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense, impairment of compression equipment, impairment of goodwill, certain transaction fees, severance charges, loss (gain) on disposition of assets, proceeds from insurance recovery and other, less distributions on the Partnership’s Series A Preferred Units (“Preferred Units”) and maintenance capital expenditures.
Distributable Cash Flow should not be considered as an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance and liquidity. Moreover, the Partnership’s Distributable Cash Flow as presented may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors and others to compare basic cash flows the Partnership generates (after distributions on the Partnership’s Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it allows management, investors and others to gauge the Partnership’s ability to pay distributions to common unitholders using the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio as presented may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership in its 2020 fiscal year. A forward-looking estimate of net cash provided by operating activities and reconciliations of the forward-looking estimates of Adjusted EBITDA and Distributable Cash Flow to net cash provided by operating activities are not provided because the items necessary to estimate net cash provided by operating activities, in particular the change in operating assets and liabilities, are not accessible or estimable at this time. The Partnership does not anticipate the changes in operating assets and liabilities to be material, but changes in accounts receivable, accounts payable, accrued liabilities and deferred revenue could be significant, such that the amount of net cash provided by operating activities would vary substantially from the amount of projected Adjusted EBITDA and Distributable Cash Flow.
See “Reconciliation of Non-GAAP Financial Measures” for Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.

Forward-Looking Statements
Some of the information in this news release may contain forward‑looking statements. These statements can be identified by the use of forward‑looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2020 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward‑looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward‑looking statements can be guaranteed. When considering these forward‑looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward‑looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward‑looking statements are described in Part I, Item 1A (“Risk Factors”) of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which the Partnership expects to file with the Securities and Exchange Commission on or before the applicable filing deadline, and include:

•	changes in general economic conditions and changes in economic conditions of the crude oil and natural gas industries specifically;

•	competitive conditions in the industry;

•	changes in the long-term supply of and demand for crude oil and natural gas;

•	actions taken by the Partnership’s customers, competitors and third-party operators;

•	the deterioration of the financial condition of the Partnership’s customers;

•	changes in the availability and cost of capital;

•	the Partnership’s ability to realize the anticipated benefits of acquisitions;

•	operating hazards, natural disasters, weather-related delays, casualty losses, equipment defects and other matters beyond the Partnership’s control;

•	the restrictions on the Partnership’s business that are imposed under the Partnership’s long-term debt agreements;

•	information technology risks including the risk from cyberattack;

•	the effects of existing and future laws and governmental regulations;

•	the effects of future litigation; and

•	other factors discussed in the Partnership’s filings with the Securities and Exchange Commission.
All forward‑looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contacts:
USA Compression Partners, LP
Matthew C. Liuzzi
Chief Financial Officer
512-369-1624
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019
Revenues:
Contract operations	$171,052	$166,197	$163,164	$664,162
Parts and service	2,692	4,460	4,566	14,236
Related party	4,444	5,099	4,247	19,967
Total revenues	178,188	175,756	171,977	698,365
Cost of operations, exclusive of depreciation and amortization	56,610	57,423	55,547	227,303
Gross operating margin	121,578	118,333	116,430	471,062
Other operating and administrative costs and expenses:
Selling, general and administrative	15,561	16,631	16,104	64,397
Depreciation and amortization	58,227	57,513	56,749	231,447
Loss (gain) on disposition of assets	1,329	(1,975)	636	940
Impairment of compression equipment	2,660	—	6,374	5,894
Total other operating and administrative costs and expenses	77,777	72,169	79,863	302,678
Operating income	43,801	46,164	36,567	168,384
Other income (expense):
Interest expense, net	(32,984)	(32,626)	(27,252)	(127,146)
Other	27	21	20	80
Total other expense	(32,957)	(32,605)	(27,232)	(127,066)
Net income before income tax expense (benefit)	10,844	13,559	9,335	41,318
Income tax expense (benefit)	1,563	244	(850)	2,186
Net income	9,281	13,315	10,185	39,132
Less: distributions on Preferred Units	(12,187)	(12,188)	(12,188)	(48,750)
Net income (loss) attributable to common and Class B unitholders’ interests	$(2,906)	$1,127	$(2,003)	$(9,618)

Net income (loss) attributable to:
Common units	$(2,817)	$2,084	$1,267	$(1,774)
Class B Units	$(89)	$(957)	$(3,270)	$(7,844)

Weighted average common units outstanding – basic	96,658	94,625	89,993	92,911

Weighted average common units outstanding – diluted	96,658	94,846	89,993	92,911

Weighted average Class B Units outstanding – basic and diluted	—	2,017	6,398	3,681

Basic and diluted net income (loss) per common unit	$(0.03)	$0.02	$0.01	$(0.02)

Basic and diluted net loss per Class B Unit	$—	$(0.47)	$(0.51)	$(2.13)

Distributions declared per common unit	$0.525	$0.525	$0.525	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2019
Selected Balance Sheet data:
Total assets	$3,730,407
Long-term debt, net	$1,852,360
Total partners’ capital	$1,180,598

Common units outstanding	96,631,976

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019
Net cash provided by operating activities	$91,700	$61,294	$93,140	$300,580
Net cash used in investing activities	(36,263)	(32,278)	(63,814)	(144,490)
Net cash used in financing activities	(55,429)	(29,016)	(32,057)	(156,179)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)

The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019
Net income	$9,281	$13,315	$10,185	$39,132
Interest expense, net	32,984	32,626	27,252	127,146
Depreciation and amortization	58,227	57,513	56,749	231,447
Income tax expense (benefit)	1,563	244	(850)	2,186
EBITDA	$102,055	$103,698	$93,336	$399,911
Interest income on capital lease	142	159	211	672
Unit-based compensation expense (1)	2,884	2,090	849	10,814
Transaction expenses (2)	23	4	61	578
Severance charges	135	351	1,789	831
Loss (gain) on disposition of assets	1,329	(1,975)	636	940
Impairment of compression equipment (3)	2,660	—	6,374	5,894
Adjusted EBITDA	$109,228	$104,327	$103,256	$419,640
Interest expense, net	(32,984)	(32,626)	(27,252)	(127,146)
Non-cash interest expense	1,987	1,965	1,525	7,607
Income tax (expense) benefit	(1,563)	(244)	850	(2,186)
Interest income on capital lease	(142)	(159)	(211)	(672)
Transaction expenses	(23)	(4)	(61)	(578)
Severance charges	(135)	(351)	(1,789)	(831)
Other	1,774	152	(800)	2,426
Changes in operating assets and liabilities	13,558	(11,766)	17,622	2,320
Net cash provided by operating activities	$91,700	$61,294	$93,140	$300,580
_________________________________

(1)
For the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, unit-based compensation expense included $0.6 million, $0.6 million and $0.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.1 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. For the year ended December 31, 2019, unit-based compensation expense included $2.5 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.6 million related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.

(2)	Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these fees.

(3)	Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)

The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019
Net income	$9,281	$13,315	$10,185	$39,132
Non-cash interest expense	1,987	1,965	1,525	7,607
Depreciation and amortization	58,227	57,513	56,749	231,447
Non-cash income tax expense (benefit)	1,024	151	(800)	1,376
Unit-based compensation expense (1)	2,884	2,090	849	10,814
Transaction expenses (2)	23	4	61	578
Severance charges	135	351	1,789	831
Loss (gain) on disposition of assets	1,329	(1,975)	636	940
Impairment of compression equipment (3)	2,660	—	6,374	5,894
Distributions on Preferred Units	(12,187)	(12,188)	(12,188)	(48,750)
Proceeds from insurance recovery	427	737	156	1,591
Maintenance capital expenditures (4)	(7,769)	(7,030)	(8,915)	(29,592)
Distributable Cash Flow	$58,021	$54,933	$56,421	$221,868
Maintenance capital expenditures	7,769	7,030	8,915	29,592
Transaction expenses	(23)	(4)	(61)	(578)
Severance charges	(135)	(351)	(1,789)	(831)
Distributions on Preferred Units	12,187	12,188	12,188	48,750
Other	323	(736)	(156)	(541)
Changes in operating assets and liabilities	13,558	(11,766)	17,622	2,320
Net cash provided by operating activities	$91,700	$61,294	$93,140	$300,580

Distributable Cash Flow	$58,021	$54,933	$56,421	$221,868

Distributions for Distributable Cash Flow Coverage Ratio (5)	$50,732	$50,723	$47,241	$196,144

Distributable Cash Flow Coverage Ratio	1.14x	1.08x	1.19x	1.13x
________________________________

(1)
For the three months ended December 31, 2019, September 30, 2019 and December 31, 2018, unit-based compensation expense included $0.6 million, $0.6 million and $0.5 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0, $0.1 million and $0, respectively, related to the cash portion of any settlement of phantom unit awards upon vesting. For the year ended December 31, 2019, unit-based compensation expense included $2.5 million of cash payments related to quarterly payments of distribution equivalent rights on outstanding phantom unit awards and $0.6 million related to the cash portion of any settlement of phantom unit awards upon vesting. The remainder of the unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.

(2)	Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these fees.

(3)	Represents non-cash charges incurred to write down long-lived assets with recorded values that are not expected to be recovered through future cash flows.

(4)
Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.

(5)	Represents distributions to the holders of the Partnership’s common units as of the record date.

USA COMPRESSION PARTNERS, LP
FULL-YEAR 2020 ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW GUIDANCE RANGE
RECONCILIATION TO NET INCOME
(Unaudited)

Guidance
Net income	$40.0 million to $60.0 million
Plus: Interest expense, net	131.5 million
Plus: Depreciation and amortization	231.0 million
Plus: Income tax expense	0.5 million
EBITDA	$403.0 million to $423.0 million
Plus: Interest income on capital lease	0.5 million
Plus: Unit-based compensation expense	11.5 million
Adjusted EBITDA	$415.0 million to $435.0 million
Less: Cash interest expense	123.5 million
Less: Current income tax expense	0.5 million
Less: Maintenance capital expenditures	32.0 million
Less: Distributions on Preferred Units	49.0 million
Distributable Cash Flow	$210.0 million to $230.0 million